Exhibit 4.04


              Registrant's 1992 Equity Incentive Plan, as amended




                           DIGITAL LINK CORPORATION

                          1992 EQUITY INCENTIVE PLAN

                         As Adopted February 18, 1992
                         As Amended December 3, 1993
                         As Amended February 24, 1995
                         As Amended February 12, 1997


	1.	PURPOSE.  The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its subsidiaries and affiliates, by offering them an opportunity to participate in the
Company's future performance through awards of Options, Restricted Stock and Performance Bonuses.  Capitalized terms not defined in the text are defined in Section 24.

	2.	SHARES SUBJECT TO THE PLAN.

		2.1	Number of Shares Available.  Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be 2,898,890 Shares.  Subject to Sections 2.2 and 18, Shares
shall again be available for grant and issuance in connection with future
Awards under the Plan if:  (a) any Shares that are subject to issuance upon exercise of an Option cease to be subject to such Option for any reason other than exercise of such Option, (b) any Shares that are subject to an
Award granted hereunder are forfeited or are repurchased by the Company, or
(c) an Award otherwise terminates without Shares being issued to the
Participant.

		2.2	Adjustment of Shares.  In the event that the number of outstanding
Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision combination, reclassification or similar change in the capital structure of the Company without consideration, then
(a) the number of Shares reserved for issuance under the Plan, (b) the
Exercise Prices of and number of Shares subject to outstanding Options, and
(c) the number of Shares subject to other outstanding Awards, shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest whole number, as determined by the Committee.

	3.	ELIGIBILITY.  Incentive Stock Options may be granted only to employees
(including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company.  All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisers of the Company or any Parent, Subsidiary or Affiliate of the
Company; provided such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  "Named Executive Officers" (as that term is defined in Item 402(a)(3) of Regulation S-K promulgated under the Exchange
Act) shall each be eligible to receive up to an aggregate maximum of
500,000 Shares over the term of the Plan.  A person may be granted more than one Award under the Plan.

	4.	ADMINISTRATION.

		4.1	Committee Authority.  The Plan shall be administered by the Committee or the Board acting as the Committee.  Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the
Committee shall have full power to implement and carry out the Plan.  The
Committee shall have the authority to:

			(a)	construe and interpret the Plan, any Award Agreement and any other agreement or documents executed pursuant to the Plan;

			(b)	prescribe, amend and rescind rules and regulations relating to the
       Plan;

			(c)	select persons to receive Awards;

			(d)	determine the form and terms of Awards;

			(e)	determine the number of Shares or other consideration subject to
       Awards;

			(f)	determine whether Awards will be granted singly, in combination, in tandem, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company, a Subsidiary or Affiliate;

			(g)	grant waivers of Plan or Award conditions;

			(h)	accelerate the vesting, exercise or payment of Awards;

			(i)	correct any defect, supply any omission, or reconcile any
       inconsistency in the Plan, any Award or any Award Agreement;

			(j)	determine whether an Award has been earned; and

			(k)	make all other determinations necessary or advisable for the administration of the Plan.

		4.2	Committee Discretion.  Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the
Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan.  The Committee may delegate to one or more officers of the
Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company.

		4.3	Exchange Act Requirements.  If the Company is subject to the Exchange
Act, the Company will take appropriate steps to comply with the disinterested administration requirements of Section 16(b) of the Exchange
Act, which shall consist of the appointment by the Board of a Committee consisting of not less than two members of the Board, each of whom is a
Disinterested Person.  If two or more members of the Board are Outside
Directors, the Committee shall be comprised of at least two members of the
Board, all of whom are Outside Directors and Disinterested Persons.

	5.	OPTIONS.  The Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the
number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

		5.1	Form of Option Grant.  Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or NQSO ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant)
as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

		5.2	Date of Grant.  The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee.  The Stock Option Agreement will be delivered to the Participant with a copy of the Plan within a reasonable time after the granting of the Option.

		5.3	Exercise Period.  Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option
Agreement; provided, however, that no Option shall be exercisable after the expiration of one hundred twenty (120) months from the date the Option is granted, and provided further that no Option granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall be exercisable after the expiration of five (5) years from the date of the
Option is granted.  The Committee also may provide for the exercise of
Options either as to an increased percentage of Shares per year or as to all remaining Shares.

		5.4	Exercise Price.  The Exercise Price shall be determined by the
Committee when the Option is granted and may be not less than 85% of the
Fair Market Value of the Shares on the date of grant; provided that (i) the
Exercise Price of an ISO shall be not less than 100% of the Fair Market
Value of the Shares on the date of grant and (ii) the Exercise Price of any
Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant.  Payment for the
Shares purchased may be made in accordance with Section 8 of the Plan.

		5.5	Method of Exercise.  Options may be exercised only by delivery to the
Company of a written stock option exercise agreement  (the "Exercise
Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the Exercise
Price for the number of Shares being purchased.

		5.6	Termination.  Notwithstanding the exercise periods set forth in the
Stock Option Agreement, exercise of an Option shall always be subject to the following:

			(a)	If the Participant is Terminated for any reason except death or
       Disability, then Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than ninety (90) days after the
       Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), or, if sooner, no later than the expiration date of the Options.

			(b)	If the Participant is terminated because of death or Disability, then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the
       Termination Date, by Participant (or Participant's legal
       representative or authorized assignee) no later than twelve (12)
       months after the Termination Date (or such shorter time period as may be specified in the Award Agreement), but in any event no later than the expiration date of the Options.

		5.7	Limitations on Exercise.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the full number of Shares as to which the Option is then exercisable.

		5.8	Limitations on ISOs.  The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the
Plan or under any other incentive stock option plan of the Company or any
Affiliate, Parent or Subsidiary of the Company) shall not exceed $100,000.
If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar shall be ISOs and the
Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

		5.9	Modification, Extension or Renewal.  The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Participant, impair any of
Participant's rights under any Option previously granted.  Any outstanding
ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code.  The Committee shall have the power to reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to the Participants affected; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price.

		5.10  No Disqualification.  Notwithstanding any other provision in the
Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

	6.	RESTRICTED STOCK.  A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions.  The
Committee shall determine to whom an offer will be made, the number of
Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

		6.1	Form of Restricted Stock Award.  All purchases made pursuant to the
Plan shall be evidenced by an Award Agreement ("Restricted Stock Purchase
Agreement") that shall be in such form (which need not be the same for each
Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan.  The offer of Restricted Stock shall be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and payment for the
Shares to the Company within thirty (30) days from the date the Restricted
Stock Purchase Agreement is delivered to the person.  If such person does not execute and deliver the Restricted Stock Purchse Agreement along with payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

		6.2	Purchase Price.  The Purchase Price of Shares sold pursuant to a
Restricted Stock Award shall be at least 85% of the Fair Market Value of the Shares when the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price shall be 100% of the Fair Market Value.  Payment of the Purchase Price may be made in accordance with Section 8 of the Plan.

		6.3	Restrictions.  Restricted Stock Awards shall be subject to such restrictions as the Committee may impose.  The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

	7.	PERFORMANCE BONUSES.

		7.1	Awards of Performance Bonuses.  A Performance Bonus is an award of
Shares (which may consist of Restricted Stock) for services rendered to the
Company or any Parent, Subsidiary or Affiliate of the Company.  A
Performance Bonus may be awarded for past services already rendered to the
Company, or any Parent, Subsidiary or Affiliate of the Company; or may be
awarded upon satisfaction of such performance goals as are set out in advance in Participant's individual Award Agreement (the "Performance
Bonus Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subjected to the terms and conditions of the Plan.
Performance Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the
Company, Parent, Subsidiary or Affiliate and/or individual performance factors or upon such other criteria as the Committee may determine.

		7.2	Terms of Performance Bonuses.  The Committee shall determine the number of Shares to be awarded to the Participant and whether such Shares shall be Restricted Stock.  If the Performance Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Bonus
Agreement, then the Committee shall determine:  (a) the nature, length and starting date of any performance period (the "Performance Period") for each
Performance Bonus; (b) the performance goals and criteria to be used to measure the performance; (c) the number of Shares that may be awarded to the
Participant; and (d) the extent to which such Performance Bonuses have been earned.  Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Bonuses that are subject to different Performance Periods and different performances goals and criteria.
The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.  The
Committee may adjust the performance factors applicable to the Performance
Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

		7.3	Form of Payment.  The earned portion of a Performance Bonus may be paid currently or on a deferred basis with such interest or dividends equivalent as may be determined by the Committee.  Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

		7.4	Termination During Performance Period.  If a Participant is
Terminated during a Performance Period for any reason, then such
Participant shall be entitled to payment (whether in cash, Shares or otherwise) with respect to the Performance Bonus only to the extent earned in accordance with the Performance Bonus Agreement, unless the Committee shall determine otherwise.

	8.	PAYMENT FOR SHARE PURCHASES.

		8.1	Payment.  Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

		(a)	by cancellation of indebtedness of the Company to the Participant;

		(b)	by surrender of Shares that either:  (1) have been owned by
      Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares); or (2) were obtained by Participant in the public market;

		(c)	by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

		(d)	by waiver of compensation due or accrued to Participant for services rendered;

		(e)	by tender of property;

		(f)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

			(1)	through a "same day sale" commitment from Participant and a
       broker-dealer that is a member of the National Association of
       Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD
       Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

			(2)	through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

		(g)	by any combination of the foregoing.

		8.2	Loan Guarantees.  The Committee may help the Participant pay for
Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.


	9.	WITHHOLDING TAXES.

		9.1	Withholding Generally.  Whenever Shares are to be issued in
satisfaction of Awards granted under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.
Whenever, under the Plan, payments are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

		9.2	Stock Withholding.  When under applicable tax laws a Participant incurs tax liability in connection with the exercise or vesting of any
Award that is subject to tax withholding, and the Participant is obligated to pay the Company the amount required to be withheld, the Participant may satisfy the minimum withholding tax obligation by electing to have the
Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").  All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

			(a)	the election must be made on or prior to the applicable Tax Date;

			(b)	once made, then except as provided below, the election shall be irrevocable as to the particular Shares as to which the election is made;

			(c)	all elections shall be subject to the consent or disapproval of the
       Committee;

			(d)	if the Participant is an Insider and if the Company is subject to
       Section 16(b) of the Exchange Act:  (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and
       (2) either (A) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date
       (although such election may be revoked at any time at least six (6)
       months prior to the Tax Date) or (B) the exercise of the Option or election to use stock withholding must be made in the ten (10) day period beginning on the third day following the release of the
       Company's quarterly or annual summary statement of sales or earnings;
       provided, however, that prior to the date the Company elects to comply with the requirements of Rule 16b-3, as amended effective May 1, 1992, the provisions of former Rule 16b-3(e) of the Exchange Act shall apply with respect to any such elections; and

			(e)	in the event that the Tax Date is deferred until six months after the delivery of Shares under Section 83(b) of the Code, the
       Participant shall receive the full number of Shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

	10.	PRIVILEGES OF STOCK OWNERSHIP.

		10.1	Voting and Dividends.  No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant.  After Shares are issued to the Participant, the
Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares;
provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant shall have no right to retain dividents or distributions with respect to Shares that are repurchased at the Participant's original
Purchase Price purusant to Section 12.

		10.2	Financial Statements.  The Company shall provide financial
statements to each Participant prior to such Participant's purchase of Shares under the Plan, and to each Participant annually during the period such Participant has Options outstanding; provided, however, the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

	11.	TRANSFERABILITY.  Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto.
During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

	12.	RESTRICTIONS ON SHARES.  At the discretion of the Committee, the
Company may reserve to itself and/or its assignee(s) in the Award Agreement
(a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, and/or
(b) a right to repurchase a portion of or all Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness, at: (A) with respect to Shares that are "vested", the higher of: (1) Participant's original Purchase Price, or (2) the Fair Market Value of such Shares on Participant's Termination Date, provided, such right of repurchase terminates when the Company's securities become publicly traded;
or (B) with respect to Shares that are not "vested", at the Participant's original Purchase Price, provided, that the right to repurchase at the original Purchase Price lapses at the rate of at least 20% per year over 5 years from the date the Shares were purchased, and if the right to repurchase is assignable, the assignee must pay the Company upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

	13.	CERTIFICATES.  All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

	14.	ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a
Participant's Shares, the Committee may require the Participant to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

	15.	EXCHANGE AND BUYOUT OF AWARDS.  The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective
Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.  The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

	16.	SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.
Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining approval from any governmental agency that the Company determines is necessary or advisable, or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company shall be under no obligation to register the
Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

	17.	NO OBLIGATION TO EMPLOY.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate
Participant's employment or other relationship at any time, with or without cause.

	18.	CORPORATE TRANSACTIONS.

		18.1	Assumption or Replacement of Awards by Successor.  In the event of
(a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the
Company, (c) the sale of substantially all of the assets of the  Company, or
(d) any other transaction which qualifies as a corporate transaction" under
Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants.  In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding Shares of the Company held by the
Participant, substantially similar shares or other property subject repurchase restrictions no less favorable to the Participant.

		18.2	Expiration of Awards.  In the event such successor corporation, if any, refuses to assume or substitute the Awards, as provided above, pursuant to a transaction described in Subsection 18.1(a) above, such
Awards shall expire on (and, if the Company has reserved to itself a right to repurchase Shares issued pursuant to an Award, such right shall terminate on the consummation of) such transaction at such time and on such conditions as the Board shall determine.  In the event such successor corporation, if any, refuses to assume or substitute the Awards as provided above, pursuant to a transaction described in Subsections 18.1(b), (c) or (d) above, or there is no successor corporation, and if the  Company ceases to exist as a separate corporate entity, then notwithstanding any contrary terms in the
Award Agreement, the Awards shall expire on a date at least twenty (20) days after the Board gives written notice to Participants specifying the terms and conditions of such termination.

		18.3	Other Treatment of Awards.  Subject to any greater rights granted to
Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

		18.4	Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of the award, or (b) assuming the award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the
Plan.  Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the
Plan to such grant.  In the event the  Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Option rather than assuming an existing option such new
Option may be granted with a similarly adjusted Exercise Price.

	19.	ADOPTION AND SHAREHOLDER APPROVAL.  The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date").  The Plan shall be approved by the shareholders of the Company, consistent with applicable laws, within twelve months before or after the Effective Date.
Upon the Effective Date, the Board may grant Awards pursuant to the Plan;
provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of the Plan; (b) no Option shall be exercised prior to the time an increase in the number of Shares has been approved by the shareholders of the Company; and (c) in the event that shareholder approval is not obtained within the time period provided herein all Awards granted hereunder and any Shares issued pursuant to any Award shall be rescinded.
After the Company becomes subject to Section 16(b) of the Exchange Act, the
Company will comply with the requirements of Rule 16b-3 (or its successor), as amended with respect to shareholder approval.

	20.	TERM OF PLAN.  The Plan will terminate ten (10) years from the
Effective Date.

	21.	AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend the Plan in any respect including (but not limited to) amendment of any form of Award Agreement or instrument to be executed pursuant to the
Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended thereunder.

	22.	NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of the Plan by the
Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

	23.	GOVERNING LAW.  The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to conflict of laws.

	24.	DEFINITIONS.  As used in the Plan, the following terms shall have the following meanings:

		"Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

		"Award" means any award under the Plan, including any Option, Restricted
Stock or Performance Bonus.

		"Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

		"Board" means the Board of Directors of the Company.

		"Code" means the Internal Revenue Code of 1986, as amended.

		"Committee" means the committee appointed by the Board to administer the
Plan, or if no committee is appointed, the Board.

		"Company" means Digital Link Corporation, a corporation organized under the laws of the State of California, or any successor corporation.

		"Disability" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

		"Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

		"Exchange Act" means the Securities Exchange Act of 1934, as amended.

		"Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

		"Fair Market Value" means, as of any date, the value of a share of the
Company's Common Stock determined as follows:

		(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing sale price on the Nasdaq National Market on the last trading day prior to the date of determination;

		(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

		(c)	if such Common Stock is publicly traded but is not quoted on the
      NASDAQ National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal, for the over-the-counter market; or

		(d)	if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

		"Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16(b)
of the Exchange Act.

		"Outside Director" shall mean any director who is not (i) a current employee of the Company or any Parent, Subsidiary or Affiliate of the
Company, (ii) a former employee of the Company or any Parent, Subsidiary or
Affiliate of the Company who is receiving compensation for prior services
(other than benefits under a tax-qualified pension plan), (iii) a current or former officer of the Company or any Parent, Subsidiary or Affiliate of
the Company or (iv) currently receiving compensation for personal services in any capacity, other than as a director, from the Company or any Parent,
Subsidiary or Affiliate of the Company; provided, however, that at such time as the term "Outside Director", as used in Section 162(m) is defined in regulations promulgated under Section 162(m) of the Code, "Outside Director"
shall have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

		"Option" means an award of an option to purchase Shares pursuant to
Section 5.

		"Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

		"Participant" means a person who receives an Award under the Plan.


		"Performance Bonus" means an award of Shares or cash pursuant to Section 7.

		"Plan" means this Digital Link Corporation 1992 Equity Incentive Plan, as amended from time to time.

		"Restricted Stock" means an award of Shares pursuant to Section 6.

		"SEC" means the Securities and Exchange Commission.

		"Securities Act" means the Securities Act of 1933, as amended.

		"Shares" means shares of the Company's Common Stock reserved for issuance under the Plan, as adjusted pursuant to Section 2, and any successor security.

		"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

		"Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The
Committee shall have sole discretion as to whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").